POWER OF ATTORNEY
Allianz Life Insurance Company of New York
        I hereby constitute and appoint Stewart D. Gregg and Erik T. Nelson as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in the list below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of New York pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life Insurance Company of New York - Registered Variable Annuity Products
Allianz Life of NY Variable Account C  33 Act No.
NY VM II 33-26646
NY VM IV / Advantage 333-19699
NY Opportunity 333-75718
NY Charter II 333-105274
NY High Five 333-124767
NY Vision (legacy) 333-143195
Retirement Pro NY 333-167334
Vision NY (POS) 333-171428
Retirement Advantage NY333-180722
Vision NY (PAS) 333-182990
Index Advantage NY N-4333-192949
Index Advantage NY ADV N-4Pending
Allianz Life Insurance Co of New York  33 Act No.
Index Advantage NY S-1333-192948
Index Advantage NY S-1 Vers.2333-210671
Index Advantage NY ADV S-1Pending

Signature Title Date

/s/ Walter R. White                                                                                                                  7/25/2016
Chairman of the Board and Chief Executive
Walter R. White                       Officer

/s/ Stephen R. Herbert                                                                                                                7/23/16
Director
Stephen R. Herbert

/s/ Gary A. Smith                                                                                                                         8/1/16
Director
Gary A. Smith
Allianz NY POA – July 2016

Signature Title Date

/s/ Martha Clark Goss                                                                                                                      7/25/16
Director
Martha Clark Goss

/s/ Steven J. Thiel                                                                                                                            7/29/16
Director, Vice President and Appointed
Steven J. Thiel                          Actuary

/s/ Thomas P. Burns                                                                                                                         7/25/16
Director and President
Thomas P. Burns

/s/ Ronald M. Clark                                                                                                                           7/21/16
Director
Ronald M. Clark

/s/ Kevin Doyle                                                                                                                                  8/1/16
Director
Kevin J. Doyle

/s/ William E. Gaumond                                                                                                                     7/24/16
Director, Chief Financial Officer and
William E. Gaumond                 Treasurer

Allianz NY POA – July 2016